UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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SEATTLE GENETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 9, 2009

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2009 Annual Meeting of Stockholders to be held on Friday, May 15, 2009, at 11:00 a.m., local time, at our principal offices located at 21823 – 30th Drive S.E., Bothell, WA 98021.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2009 (which includes a notice of Internet availability of our proxy materials);

•	Our Annual Report to Stockholders; and

•	A proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed Proxy Statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE S.E.

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2009

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics”), will be held on Friday, May 15, 2009 at 11:00 a.m. local time at the principal offices of Seattle Genetics located at 21823 – 30 th Drive S.E., Bothell, Washington 98021, for the following purposes:

1.	To elect the three nominees for director named in the accompanying proxy statement to hold office until our 2012 Annual Meeting of Stockholders;

2.	To approve the issuance and sale of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds at a purchase price of $9.72 per share pursuant to a Stock Purchase Agreement dated as of January 27, 2009;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors has fixed the close of business on March 23, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the proxy statement. Please note that if your shares are held in an account by your stockbroker, bank, or other nominee and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 9, 2009

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 15, 2009 at 21823 – 30th Drive S.E., Bothell, Washington 98021

The proxy statement and annual report to stockholders are available at

http://materials.proxyvote.com/812578.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2009

Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 23, 2009 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote. There were 85,618,505 shares of common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and our 2008 Annual Report, are being mailed to stockholders on or about April 9, 2009. This proxy statement and our 2008 Annual Report are also available on the Internet at http://materials.proxyvote.com/812578.

In this proxy statement:

•	“We,” “us,” “our” and “Seattle Genetics” refer to Seattle Genetics, Inc.;

•	“Annual Meeting” means our 2009 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 15, 2009 at 11:00 a.m. local time at our principal offices located at 21823 – 30th Drive S.E., Bothell, Washington 98021.

All stockholders who owned shares of our stock as of March 23, 2009, the record date, may attend and vote on the proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on March 23, 2009, the record date. This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. Clay B. Siegall and Eric L. Dobmeier will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

You are being asked to vote on:

•	the election of the three nominees named herein for director to serve on our Board of Directors until the 2012 Annual Meeting of Stockholders;

•

the approval of the issuance and sale of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds at a purchase price of $9.72 per share pursuant to a Stock Purchase Agreement dated as of January 27, 2009; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year.

The Board of Directors recommends a vote FOR each nominee named herein for director and FOR each of the other proposals.

VOTING PROCEDURES

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in street name, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Seattle Genetics. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid proxy from your broker, bank or other nominee.

You may vote by telephone or electronically via the Internet.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet and you are a stockholder of record, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date;

•	submitting a new proxy by telephone;

•	submitting a new proxy via the Internet; or

•	voting in person at the Annual Meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder or the proposal to approve the issuance and sale of shares to Baker Brothers Life Sciences, L.P. and its affiliated investment funds). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Proposal No. 1 and Proposal No. 3 qualify as routine matters. Proposal No. 2, the approval of the issuance and sale of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds, does not qualify as a routine matter.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTES

Assuming a quorum is present, the three nominees receiving the highest number of FOR votes from holders of common stock will be elected as directors. The approval of Proposal No. 2, the issuance and sale of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds, will require the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting. The approval of Proposal No. 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

The Board of Directors of Seattle Genetics is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of BNY Mellon Shareowner Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted FOR the director nominees to be voted upon, FOR the approval of the issuance and sale of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and as the proxy holders deem desirable for any other matters that may properly come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009, which we will file with the SEC. You can obtain a copy by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2010 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2010 Annual Meeting, you must submit your proposal in writing by December 10, 2009 to Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive S.E., Bothell, Washington 98021, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the 2010 Annual Meeting is not held between April 15, 2010 and June 14, 2010, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Proposals of stockholders and director nominations intended to be considered at the 2010 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 15, 2010 and no later than February 14, 2010; provided, however, that in the event the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting, and less than 60 days notice is given prior to the 2010 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2010 Annual Meeting. The Chairman of the 2010 Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Seattle Genetics has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2010 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year.

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock, provided that newly created directorships resulting from any increase in the number of directors will, unless the Board determines by resolution that any such directorships shall be filled by stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of nine members. The Class II directors, whose terms expire at the 2009 Annual Meeting, are Clay B. Siegall, Felix Baker and Daniel F. Hoth. The Class III directors, whose terms expire at the 2010 Annual Meeting, are Marc E. Lippman, Franklin M. Berger and Daniel G. Welch. The Class I directors, whose terms expire at the 2011 Annual Meeting, are Srinivas Akkaraju, David W. Gryska and John P. McLaughlin. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Clay B. Siegall, Felix Baker and Daniel F. Hoth have been recommended by the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class II directors for three-year terms expiring at the 2012 Annual Meeting.

Clay B. Siegall, Felix Baker and Daniel F. Hoth are elected by receiving the greatest number of votes cast for their election by holders of common stock that are present in person or represented by proxy and entitled to vote at the meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS; CONTINUING DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 15, 2009, and certain other information about them are set forth below:

Name of Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
Clay B. Siegall, Ph.D.	48	President, Chief Executive Officer and Interim Chairman of the Board	December 1997	2009
Felix Baker, Ph.D. (1) (3)	40	Lead Director	July 2003	2009
Daniel F. Hoth, M.D.	63	Director	March 2006	2009

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Marc E. Lippman, M.D. (3)	64	Director	June 2000	2010
Franklin M. Berger (2) (3)	59	Director	June 2004	2010
Daniel G. Welch (1)	51	Director	June 2007	2010
Srinivas Akkaraju, M.D., Ph.D. (3)	41	Director	July 2003	2011
David W. Gryska (1) (2)	53	Director	March 2005	2011
John P. McLaughlin (2)	57	Director	June 2007	2011

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships among any of the directors or executive officers of Seattle Genetics.

DIRECTOR NOMINEE PROFILES

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Interim Chairman of the Board since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. He serves on the Board of Directors of the Washington Biotechnology and Biomedical Association (WBBA) and the Board of Governors of the Fred Hutchinson Cancer Business Alliance. In addition to Seattle Genetics, Dr. Siegall serves as a director of Alder BioPharmaceuticals, Inc., a privately-held biotechnology company.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our Lead Director since February 2005. He is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life science companies. His career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker received a Ph.D. in Immunology and a B.S. in Biology with honors from Stanford University. In addition to Seattle Genetics, Dr. Baker serves as a director of Conjuchem, Inc. and Trimeris, Inc., both of which are publicly-traded biotechnology companies.

Daniel F. Hoth, M.D.    Dr. Hoth has served as one of our directors since March 2006. Since December 2001, he has served as President of Hoth Consulting, where he provides drug development and clinical trial consulting services to pharmaceutical and biotechnology companies. Previously, Dr. Hoth served as Senior Vice President and Chief Medical Officer of Axys Pharmaceuticals, Inc. (now Celera Genomics) from June 1999 to December 2001 and as Chief Medical Officer of Cell Genesys, Inc. from July 1993 to June 1997. From 1981 to 1993, he held various positions at the National Institutes of Health (NIH), including Director, Division of AIDS at the National Institute of Allergy and Infectious Diseases, and Chief of the Investigational Drug Branch of the National Cancer Institute. Before the NIH, he was on the faculty of the Georgetown University School of Medicine. Dr. Hoth received his M.D. from Georgetown University School of Medicine and his A.B. in Psychology from Franklin and Marshall College.

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF EACH OF OUR NOMINEES NAMED ABOVE.

CONTINUING DIRECTOR PROFILES

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since May 2007, Dr. Lippman has served as the Kathleen and Stanley Glaser Professor of Medicine at the University of Miami Leonard M. Miller School of Medicine, and Chairman of the Department of Medicine. Previously, from February 2001 to May 2007 he served as the John G. Searle Professor and Chairman of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 400 peer-reviewed publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Ascenta Therapeutics, Inc., a privately-held biotechnology company. He received a B.A., magna cum laude, from Cornell and an M.D. from Yale where he was elected to Alpha Omega Alpha.

Franklin M. Berger, CFA    Mr. Berger has served as one of our directors since June 2004. Mr. Berger is a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. He served most recently as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and Josephthal & Co. from November 1991 to August 1997. Prior to his work as a biotechnology analyst, he managed Pantagruel Partners, a firm that developed early-stage pharmaceutical compounds for sale to drug companies and venture capital firms. He holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. In addition to Seattle Genetics, Mr. Berger serves as a director of VaxGen, Inc., Isotechnika Inc. and Thallion Pharmaceuticals Inc., all publicly-traded biotechnology companies.

Daniel G. Welch    Mr. Welch has served as one of our Directors since June 2007. Since September 2003, Mr. Welch has been Chief Executive Officer and President of InterMune, Inc., a biotechnology company and in May of 2007, he assumed the additional role of Chairman of the Board of InterMune, Inc. Before joining InterMune, he was Chairman and Chief Executive Officer of Triangle Pharmaceuticals from 2002 to 2003, which was acquired by Gilead in 2003. Prior to that, he was President of Biopharmaceuticals at Elan Corporation from 2000 to 2002. During his tenure at Elan he was responsible for its U.S. commercial operations, international subsidiaries, R&D and diagnostics businesses. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi-Aventis, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch holds a B.A. from the University of Miami and an M.B.A. from the University of North Carolina. In addition to Seattle Genetics, Mr. Welch serves as a director of Corium International, Inc.

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. Since January 2009, Dr. Akkaraju has been Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital is advising J.P. Morgan Partners as to its investment in Seattle Genetics. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc., a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Barrier Therapeutics, Inc. and Pharmos Corporation, both publicly-traded biotechnology companies.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. Since December 2006, he has been Senior Vice President and Chief Financial Officer of Celgene Corporation. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University.

John P. McLaughlin    Mr. McLaughlin has served as one of our Directors since June 2007. Since December 2008, Mr. McLaughlin has been President and Chief Executive Officer of PDL BioPharma, Inc., a publicly-traded biotechnology company. Previously he was Chief Executive Officer and a member of the Board of Directors of Anesiva, Inc., a biotechnology company, from January 2000 to June 2008. Prior to Anesiva, he was President of Tularik Inc., and before that spent 11 years at Genentech, Inc. in a number of senior management positions including Executive Vice President. Previously, Mr. McLaughlin represented pharmaceutical companies as a partner in a Washington, D.C. law firm that specializes in food and drug law and served as legal counsel to various subcommittees at the U.S. House of Representatives, drafting numerous measures that became U.S. Food and Drug Administration laws. Mr. McLaughlin was also co-founder and Chairman of Eyetech Pharmaceuticals, Inc., which was acquired by OSI Pharmaceuticals in 2005. He is also a director and co-founder of Peak Surgical, Inc., a privately-held medical device company, and PDL BioPharma, Inc. Mr. McLaughlin earned a B.A. from the University of Notre Dame and a J.D. from the Catholic University of America.

EXECUTIVE OFFICERS

The executive officers of Seattle Genetics who are not also directors of Seattle Genetics, their ages as of May 15, 2009 and certain other information about them are set forth below:

Name of Non-Director Executive Officers	Age	Company Positions/Offices
Todd E. Simpson	48	Chief Financial Officer
Eric L. Dobmeier	40	Chief Business Officer and Corporate Secretary
Thomas C. Reynolds, M.D., Ph.D.	50	Chief Medical Officer
Morris Z. Rosenberg, D.Sc.	49	Executive Vice President, Development

EXECUTIVE OFFICER PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Eric L. Dobmeier    Mr. Dobmeier has served as our Chief Business Officer since May 2007 and as our Corporate Secretary since 2002. Previously, he served as our Senior Vice President, Corporate Development from February 2005 to May 2007, as our Vice President, Corporate Affairs from August 2003 to February 2005 and as our Senior Director, Legal Affairs from March 2002 to August 2003. He was also our General Counsel from March 2002 to September 2006. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier received a J.D. from University of California, Berkeley and an A.B. in History from Princeton University.

Thomas C. Reynolds, M.D., Ph.D.    Dr. Reynolds has served as our Chief Medical Officer since March 2007. From June 2002 to March 2007, Dr. Reynolds held various positions at Zymogenetics, Inc., a biotechnology company, most recently serving as Vice President, Medical Affairs. Prior to that, Dr. Reynolds served in various positions at Targeted Genetics Corporation, including Vice President, Clinical Affairs. Dr. Reynolds received his M.D. and Ph.D. in Biophysics from Stanford University and a B.A. in Chemistry from Dartmouth College.

Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Executive Vice President, Development since February 2009. Previously, he was our Senior Vice President, Development from October 2004 to February 2009, and was our Vice President, Development from July 2001 to October 2004. Previously, he was Head of Bioprocess Development at Eli Lilly & Company from July 1998 to July 2001. From August 1990 to July 1998, he held positions of increasing managerial responsibility, including Group Leader, at Biogen, Inc., a biopharmaceutical company. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 4200(a)(15) of the NASDAQ listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with Seattle Genetics (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth below, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards except for Clay B. Siegall, our President and Chief Executive Officer and Daniel F. Hoth as a result of consulting activities provided to Seattle Genetics by Dr. Hoth. In addition, the Board of Directors considered Mr. Gryska’s employment as Chief Financial Officer with Celgene Corporation and the relationships that Seattle Genetics has with Celgene Corporation in making the determination that Mr. Gryska is independent. The Board of Directors also considered Mr. Baker’s employment as Managing Member of Baker Bros. Advisors, LLC, and the relationship Seattle Genetics has with Baker Bros. Advisors, LLC and affiliated entities as significant stockholders in making the determination that Mr. Baker is independent.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2008, the Board met seven times and acted by written consent three times. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and

Corporate Governance Committee. During 2008, each of our directors, other than Dr. Hoth, attended at least 75% of the aggregate of Board and applicable committee meetings on which he served during 2008 for the period that he was a director or committee member. Dr. Hoth attended five of the seven Board meetings.

Since February 2005, Felix Baker has served as the lead director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Chairman of the Board;

•	working with the Chairman of the Board and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Chairman of the Board is not in attendance.

Information about the Compensation Committee

As of January 2008, the Compensation Committee consisted of Felix Baker (Chairman), Marc E. Lippman, Srinivas Akkaraju and David W. Gryska. In February 2008, the Board changed the membership of the Compensation Committee and it currently consists of Felix Baker (Chairman), David W. Gryska and Daniel G. Welch. The Board of Directors has determined that all of the members of the Compensation Committee currently serving are “independent” as that term is defined in Rule 4200(a)(15) of the NASDAQ listing standards.

The Compensation Committee held two meetings and acted by written consent four times during 2008. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our 1998 Stock Option Plan, 2007 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Information about the Audit Committee

The Audit Committee consists of Franklin M. Berger (Chairman), David W. Gryska and John P. McLaughlin. The Board of Directors has determined that all of the members of the Audit Committee are “independent” as within the meaning of Rules 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board of Directors has determined that Mr. Berger is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee held six meetings during 2008. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews and approves our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by NASDAQ. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Information about the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Srinivas Akkaraju (Chairman), Felix Baker, Marc E. Lippman and Franklin M. Berger. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rule 4200(a)(15) of the NASDAQ listing standards.

The Nominating and Corporate Governance Committee acted by written consent once during 2008. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of Seattle Genetics and as members of the committees of the Board of Directors, as well as developing and recommending to the Board of Directors corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics when considering director candidates. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry and applicable expertise. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.

In accordance with our bylaws and applicable law, recommendations for nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for election as directors are set forth in our bylaws and the section of this proxy statement titled “Proposals for 2010 Annual Meeting.” If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates based on whether the candidate was recommended by a stockholder or not.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend. Seven directors attended the 2008 annual meeting of stockholders.

Communications with the Board of Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive Southeast, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered on page 5 of this proxy statement under the caption “Proposals for 2010 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics for directors, executive officers and other senior financial officers, including the name of the director or executive officer to whom the waiver was granted, on a Form 8-K filed with the SEC.

Whistleblower Policy

Seattle Genetics has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Seattle Genetics due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Cash Compensation.    The Board revised nonemployee director compensation in May 2007 by instituting a retainer fee for service on the Board and the various committees rather than paying on a meeting-by-meeting basis to better reflect the manner in which our senior management interacts with our directors. This change was the result of a comparison of nonemployee director compensation at peer companies and was approved by the Board of Directors. As a result of this change, our nonemployee directors receive an annual retainer of $30,000 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings. Our nonemployee directors also receive additional annual retainers for service on committees of the Board. In this regard, the Chairman of our Audit Committee, Mr. Berger, receives an annual retainer of $16,000 and the Chairmen of our Compensation Committee, Dr. Baker, our Nominating and Corporate Governance Committee, Dr. Akkaraju, and our Science Committee, Dr. Lippman, each receive an annual retainer of $5,000 for their service as Chairmen of their respective committees. Members of the Audit Committee, except the Chairman, receive an annual retainer of $8,000, members of our Compensation Committee and Nominating and Corporate Governance Committee, except the respective Chairmen, receive an annual retainer of $3,000 and members of the Science Committee, except the Chairman, receive an annual retainer of $2,000 for their service as members on such committees. If a nonemployee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers are prorated for the portion of the year served.

Equity Compensation.    Our 2000 Directors’ Stock Option Plan, or the Directors’ Plan, provides that each person who becomes a nonemployee director of Seattle Genetics is granted an initial nonstatutory stock option to purchase 25,000 shares of our common stock. This initial option is granted on the date on which the optionee first becomes a nonemployee director of Seattle Genetics. Srinivas Akkaraju and Felix Baker were not granted an initial option upon becoming directors of Seattle Genetics. Thereafter, on the date of each annual meeting of stockholders, each nonemployee director is granted an annual nonstatutory stock option to purchase 10,000 shares of common stock if, on such date, he or she has served on the Board for at least six months. Accordingly, Felix Baker, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, Daniel F. Hoth, John P. McLaughlin and Daniel G. Welch will each receive an annual option under the Directors’ Plan on the date of the Annual Meeting. Both initial options and annual options have ten year terms and are subject to adjustment to reflect any stock splits, stock dividends, combinations or similar transactions. The annual options become fully exercisable on the day before the anniversary of the date of grant of the annual option, and the initial options become exercisable as to 1/4th of the shares subject to the initial option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the initial option ratably each month thereafter. In addition, all nonemployee directors receive full acceleration of vesting of any outstanding options immediately prior to a change in control of Seattle Genetics. The exercise price of the options is equal to the fair market value of our common stock on the NASDAQ Global Market on the date the option is granted. The options remain exercisable for up to ninety days following the optionee’s termination of service as a member of the Board of Directors, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board). Felix Baker, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska, Daniel F. Hoth, John P. McLaughlin and Daniel G. Welch each received an annual option for 10,000 shares on May 16, 2008, the date of our 2008 Annual Meeting. In order to align the interests of the directors with Seattle Genetics’ stockholders, our Corporate Governance Guidelines state that all directors should, not later than three years from the date an individual becomes a director, own a number of shares of Seattle Genetics common stock with a value not less than three times the annual cash retainer paid by Seattle Genetics to such director, and thereafter such director should continue to own a number of shares with such value until he or she is no longer a director.

Consulting Arrangement.    In 2008, Dr. Hoth provided consulting services involving clinical and drug development services. As indicated in the below table, Seattle Genetics paid Dr. Hoth $16,000 for his consulting services during 2008, pursuant to the Consulting Agreement between Seattle Genetics and Hoth Consulting Inc. dated June 8, 2006. Under this agreement, Dr. Hoth (through Hoth Consulting) assists Seattle Genetics from time to time with clinical development of its products on a time and expenses basis. The agreement is terminable by either party, with or without cause, on thirty days written notice to the other party.

Processes and Procedures for Determining Director Compensation.    The full Board of Directors considers and determines director compensation and seeks input from executive officers and outside compensation consultants as it deems appropriate. For example, in May 2007, Radford Surveys and Consulting conducted a survey of director compensation at our peer group companies listed in “Compensation Discussion and Analysis—Compensation Philosophy and Objectives” beginning on page 27, to compare our director compensation to director compensation at these peer group companies. As a result of that survey, we began compensating directors on a retainer basis instead of an attendance basis to better reflect the manner of communication and service between our executive officers and directors.

Director Compensation Table.    The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a nonemployee director during 2008. Dr. Siegall, our only employee director receives no compensation for Board service but is reimbursed for reasonable and customary travel expenses.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (10)	All Other Compensation ($)	Total ($)
Marc E. Lippman, M.D. (2)	38,750	52,316	—	91,066
Franklin M. Berger (3)	49,000	56,075	—	105,075
Srinivas Akkaraju, M.D., Ph.D. (4)	35,750	52,316	—	88,066
David W. Gryska (5)	41,000	59,437	—	100,437
Felix Baker, Ph.D. (6)	38,000	52,316	—	90,316
Daniel F. Hoth, M.D. (7)	32,000	64,373	16,000	112,373
John P. McLaughlin (8)	38,000	91,301	—	129,301
Daniel G. Welch (9)	32,250	91,301	—	123,551

(1)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS 123R. These amounts have been calculated in accordance with FAS 123R using the Black-Scholes option pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. No stock options were forfeited by any of our directors during 2008. See Note 9, Stock option plans—Valuation assumptions, to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of all assumptions made by Seattle Genetics in determining the FAS 123R values of its equity awards.

(2)	Dr. Lippman is currently a member of our Nominating and Corporate Governance Committee and Science Committee and was a member of our Compensation Committee during 2007. The fees earned include a $30,000 retainer for Board service, a $5,000 retainer for service as the Chairman of our Science Committee, and a $3,750 retainer for service as a member of our Compensation Committee and our Nominating and Corporate Governance Committee that was pro-rated for the portion of the year served on the Compensation Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Lippman during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $21,654 with respect to an option granted on May 25, 2007; and (b) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(3)	Mr. Berger is currently a member of our Audit Committee and Nominating and Corporate Governance Committee. The fees earned include a $30,000 retainer for Board service, a $16,000 retainer for service as the Chairman of our Audit Committee, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Mr. Berger during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $3,760 with respect to an option granted on June 30, 2004; (b) $21,654 with respect to an option granted on May 25, 2007; and (c) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(4)	Dr. Akkaraju is currently a member of our Nominating and Corporate Governance Committee and was a member of our Compensation Committee during 2008. The fees earned include a $30,000 retainer for Board service, a $5,000 retainer for service as the Chairman of our Nominating and Corporate Governance Committee, and a $750 retainer for service as a member of our Compensation Committee that was pro-rated for the portion of the year served on the Compensation Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Akkaraju during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $21,654 with respect to an option granted on May 25, 2007; and (b) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(5)	Mr. Gryska is currently a member of our Audit Committee and Compensation Committee. The fees earned include a $30,000 retainer for Board service, a $8,000 retainer for service as a member of the Audit Committee, and a $3,000 retainer for service as a member of the Compensation Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Mr. Gryska during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $7,121 with respect to an option granted on March 25, 2005; (b) $21,654 with respect to an option granted on May 25, 2007; and (c) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(6)

Dr. Baker is currently our Lead Director and is a member of our Compensation Committee and Nominating and Corporate Governance Committee. The fees earned include a $30,000 retainer for Board service, a $5,000 retainer for service as the Chairman of our Compensation Committee, and a $3,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Baker during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $21,654 with respect to an option granted on May 25, 2007; and (b) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(7)	Dr. Hoth is currently a member of our Science Committee. The fees earned include a $30,000 retainer for Board service and a $2,000 retainer for service as a member of our Science Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Hoth during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $12,057 with respect to an option granted on March 9, 2006; (b) $21,654 with respect to an option granted on May 25, 2007; and (c) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737). In addition, Dr. Hoth earned $16,000 pursuant to a consulting agreement with Seattle Genetics during 2008.

(8)	Mr. McLaughlin is currently a member of our Audit Committee. The fees earned include a $30,000 retainer for Board service, and a $8,000 retainer for service as a member of our Audit Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Mr. McLaughlin during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $60,639 with respect to an option granted on June 13, 2007; and (b) 30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(9)	Mr. Welch is currently a member of our Compensation Committee. The fees earned include a $30,000 retainer for Board service, and a $2,250 retainer for service as a member of our Compensation Committee that was pro-rated for the portion of the year served on the Compensation Committee. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Mr. Welch during the fiscal year in accordance with FAS 123R. This amount consisted of: (a) $60,639 with respect to an option granted on June 13, 2007; and (b) $30,662 with respect to an option granted on May 16, 2008 (the aggregate grant date fair value of such option calculated in accordance with FAS 123R was $48,737).

(10)	As of December 31, 2008, our nonemployee directors held outstanding options to purchase the following number of shares of our common stock: Dr. Baker (50,000); Dr. Hoth (45,000); Dr. Lippman (99,166); Mr. Berger (65,000); Dr. Akkaraju (50,000); Mr. Gryska (49,000); Mr. McLaughlin (35,000) and Mr. Welch (35,000).

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE AND SALE OF SEATTLE GENETICS COMMON STOCK TO BAKER BROTHERS LIFE SCIENCES, L.P. AND ITS AFFILIATED INVESTMENT FUNDS

PROPOSAL

We are seeking stockholder approval for the issuance and sale of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds at a per share price of $9.72 pursuant to a stock purchase agreement that we entered into with Baker Brothers Life Sciences, L.P. on January 27, 2009.

BACKGROUND

On January 27, 2009, we entered into an underwriting agreement with UBS Securities LLC, or UBS, relating to the public offering of 5,740,000 shares of our common stock. UBS agreed to purchase the shares from Seattle Genetics pursuant to the underwriting agreement at a price of $9.20 per share, and the price to the public in the public offering was $9.72 per share. The public offering closed on February 2, 2009.

On January 27, 2009, following approval by both our Audit Committee and our Board of Directors, we also entered into the stock purchase agreement with Baker Brothers Life Sciences, L.P., or BBLS, which provides that, subject to stockholder approval and customary closing conditions, BBLS and its affiliated investment funds will purchase 1,178,163 shares of our common stock, which is equal to the number of shares of our common stock that would allow entities affiliated with Baker Brothers Investments to maintain their 17.03% collective beneficial ownership position in Seattle Genetics (as such beneficial ownership position was determined on January 27, 2009) after giving effect to both the sale of our common stock in the public offering and the sale of our common stock to BBLS and its affiliated investment funds pursuant to the stock purchase agreement, at a per share price equal to the greater of the volume weighted average price at which the shares were sold by the UBS in the underwritten offering during a specified period of time, and the price at which the shares were sold by us to UBS (which resulted in a per share price of $9.72 under the stock purchase agreement). As described below, we agreed to use commercially reasonable efforts to obtain stockholder approval for the transactions contemplated by the stock purchase agreement by June 1, 2009, and if the stockholders do not approve this Proposal No. 2, the stock purchase agreement will be terminated and the issuance and sale of the shares of our common stock thereunder will not be consummated. The stock purchase agreement was filed with the SEC on January 27, 2009 as Exhibit 10.1 to a current report on Form 8-K. You are encouraged to review the full text of the stock purchase agreement. This summary and the summary below are qualified in their entirety by reference to the more detailed terms set forth in the stock purchase agreement.

Due to the rules described below under the heading titled “Stockholder Approval Required under NASDAQ Rules,” entities affiliated with Baker Brothers Investments are generally not able to purchase shares from us at a discount to market without prior stockholder approval and therefore, entities affiliated with Baker Brothers Investments did not participate in the public offering. However, Baker Brothers Investments discussed with us entering into the stock purchase agreement so that entities affiliated with Baker Brothers Investments could maintain their collective beneficial ownership position in Seattle Genetics. Given our Board of Directors’ desire to raise additional funds and Baker Brothers Investments desire to maintain its percentage ownership in Seattle Genetics, we entered into the stock purchase agreement with BBLS.

TERMS OF THE STOCK PURCHASE AGREEMENT

The terms of the stock purchase agreement are summarized below.

THE FOLLOWING SUMMARY BELOW IS INTENDED TO PROVIDE YOU WITH CERTAIN INFORMATION CONCERNING THE STOCK PURCHASE AGREEMENT AND THE ISSUANCE AND SALE CONTEMPLATED THEREBY; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE STOCK PURCHASE AGREEMENT, WHICH WAS FILED WITH THE SEC ON JANUARY 27, 2009 AS EXHIBIT 10.1 TO A CURRENT REPORT ON FORM 8-K.

Purchase Price

The price per share for the 1,178,163 shares of our common stock to be sold and issued to BBLS and its affiliated investment funds under the stock purchase agreement is $9.72.

Investors

Under the stock purchase agreement, BBLS may allocate the shares to its affiliated investment funds as it deems appropriate by providing written notification to us at least 48 hours prior to the closing of the issuance and sale of the shares. BBLS has guaranteed the obligation to purchase all 1,178,163 of the shares.

Rights Associated with the Shares

The holders of the shares to be issued pursuant to the stock purchase agreement will have the same rights as the holders of our outstanding common stock. Since the shares to be issued pursuant to the stock purchase agreement will be issued in a private placement, Seattle Genetics agreed to use its commercially reasonable efforts to treat the shares as “Registrable Shares” under the Investor Rights Agreement, dated July 8, 2003, or the Investor Rights Agreement, among Seattle Genetics and certain of its stockholders to the extent, but only to the extent, permitted by the Investor Rights Agreement, including using its commercially reasonable efforts to obtain, on or prior to the closing of the issuance and sale of the shares under the stock purchase agreement, an amendment to the Investor Rights Agreement that will have the effect of including the shares to be issued pursuant to the stock purchase agreement in the definition of “Registrable Shares” under the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain existing holders of our common stock are entitled to registration rights under the Securities Act with respect to their shares of common stock, as applicable, if we propose to register any of our common stock. Such holders are entitled to notice of the registration and to include shares of their common stock in the registration at our expense. In addition, such holders are entitled to require us to file a registration statement under the Securities Act at our expense. Furthermore, such holders may require us to file additional registration statements on Form S-3 at our expense. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right to decline to affect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount.

Closing Date

The stock purchase agreement provides that the completion of the purchase and sale of the shares will occur on the third business day after the first date on which stockholder approval of this Proposal No. 2 is received and the closing conditions described below have been satisfied or waived.

Closing Conditions

In addition to obtaining stockholder approval of this Proposal No. 2, certain customary closing conditions must be satisfied or waived, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act. In this regard, Seattle Genetics and BBLS filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the HSR Act waiting period was granted early termination and expired on March 3, 2009.

Termination

In the event that our stockholders do not approve the issuance and sale of the shares to BBLS and its affiliated investment funds pursuant to the stock purchase agreement, and the closing has not occurred, on or before the date six months from the date of the stock purchase agreement, the stock purchase agreement will automatically terminate and we will not issue any shares of our common stock to BBLS and its affiliated investment funds under the stock purchase agreement. In addition, the stock purchase agreement may be terminated prior to the closing by the mutual written consent of Seattle Genetics and BBLS, or by either Seattle Genetics or BBLS if a court or agency of competent jurisdiction shall have issued a nonappealable final statute, rule, order, decree or injunction, or taken any other action having the effect of, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the stock purchase agreement.

INTERESTS OF CERTAIN PERSONS IN THE FINANCING

Felix Baker, Ph.D. has served as one of our directors since July 2003 and as our Lead Director since February 2005. He is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life science companies. Entities affiliated with Baker Brothers Investments, including Baker Brothers Life Sciences, L.P., are significant stockholders of Seattle Genetics. Please see the table titled “Security Ownership of Certain Beneficial Owners and Management” contained in this proxy statement for detailed information on the beneficial ownership of entities affiliated with Baker Brothers Investments in Seattle Genetics. BBLS and other entities affiliated with Baker Brothers Investments propose to purchase 1,178,163 shares of our common stock pursuant to the stock purchase agreement. Dr. Baker is also the Managing Member of Baker Brothers Life Sciences Capital (GP), LLC, the general partner of BBLS’ general partner.

STOCKHOLDER APPROVAL REQUIRED UNDER NASDAQ RULES

Our common stock is listed on the NASDAQ Global Market, and we are subject to the Marketplace Rules of NASDAQ. Under Marketplace Rule 4350, we are required to obtain stockholder approval when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, subject to certain exceptions. NASDAQ interprets this rule to apply to any offering that could possibly result in the issuance of securities at a price below the closing price on the date immediately prior to entering into an agreement to issue such securities to an officer, director, employee or consultant, or to any entity affiliated with such persons, subject to certain exceptions. Because Dr. Baker is affiliated with BBLS and its affiliated investment funds, Rule 4350 requires the approval of our stockholders before we can issue the shares to BBLS and its affiliated investment funds because such a sale is deemed under NASDAQ interpretations to result in a discounted issuance of common stock to an affiliate of one of our directors. As such, we are seeking stockholder approval of the issuance and sale of the shares prior to and as a condition to closing of the issuance and sale of the shares under the stock purchase agreement.

CONSEQUENCES OF NON-APPROVAL

Because stockholder approval is a condition to completion of the issuance and sale of the shares under the stock purchase agreement, Seattle Genetics will not complete such issuance and sale if stockholder approval is not obtained, and the stock purchase agreement will be automatically terminated.

VOTE REQUIRED

The approval of the issuance and sale of the shares to BBLS and its affiliated investment funds pursuant to the stock purchase agreement will require the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting.

REASONS FOR THE FINANCING

The Board of Directors has determined that obtaining additional funds is important to our ability to execute on our current business plan. The Board of Directors has also determined, based on current market conditions and the pricing of the shares to be issued pursuant to the stock purchase agreement at the price at which the shares were sold to the public by UBS in the public offering, that the shares to be issued and sold to BBLS and its affiliated investment funds are being issued and sold for fair value as of the date of the stock purchase agreement. As noted above, BBLS entered into the stock purchase agreement with us so that entities affiliated with Baker Brothers Investments could maintain their collective beneficial ownership position in Seattle Genetics.

NO APPRAISAL RIGHTS

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the issuance and sale of the shares to BBLS and its affiliated investment funds pursuant to the stock purchase agreement.

BOARD RECOMMENDATION

Although the issuance and sale of the shares to BBLS and its affiliated investment funds pursuant to the stock purchase agreement will have a dilutive effect on our current stockholders, the Board of Directors believes that stockholder approval of this Proposal No. 2 is in our best interests because additional capital will strengthen our ability to continue our business operations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. While the Audit Committee is not bound by a vote either for or against the proposal, it will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Seattle Genetics and its stockholders.

Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board:

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THIS PROPOSAL NO. 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2008 and 2007 and billed us aggregate fees for services rendered as follows:

Type of Fees	2008	2007
Audit Fees	$451,600	$421,838
Audit-Related Fees	—	—
Tax Fees	28,153	33,365
All Other Fees	—	—

Total fees	$479,753	$455,203

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including fees for professional services related to our follow-on public offering in January 2008 and to the filing of our registration statement on Form S-8 in December 2007.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to Seattle Genetics for services rendered during fiscal 2007 and 2008.

Tax Fees.    Tax fees principally included tax compliance, tax advice and tax planning fees.

PRE-APPROVAL POLICIES AND PROCEDURES

In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services either may be pre-approved by the Audit Committee without consideration of specific case-by-case services (i.e., general pre-approval) or require the specific pre-approval of the Audit Committee (i.e., specific pre-approval). The Audit Committee believes that the combination of these two approaches has resulted in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $25,000, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, and reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.

The members of the Audit Committee are currently Franklin M. Berger (Chairman), David W. Gryska and John P. McLaughlin. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that Franklin M. Berger is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held six meetings during 2008. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of Seattle Genetics, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2008 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, as required by Rule 3526 of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the PricewaterhouseCoopers LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

Franklin M. Berger, Chairman

David W. Gryska

John P. McLaughlin

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 23, 2009 (except as noted) regarding the beneficial ownership of our common stock by each director (including each nominee for director), by each person or group of affiliated persons known to us to beneficially own five percent or more of our outstanding common stock, by each Named Executive Officer and by all officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive S.E., Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix Baker, Ph.D. (3)	13,774,624	15.9%
Baker Brothers Investments 667 Madison Ave, 17th Floor New York, NY 10021

FMR Corporation (4)	11,566,565	13.5%
82 Devonshire Street Boston, MA 02109

Columbia Wanger Asset Management, L.P. (5)	5,807,900	6.8%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

Clay B. Siegall, Ph.D. (6)	1,992,016	2.3%

Morris Z. Rosenberg, D.Sc. (7)	437,466	*

Eric L. Dobmeier (8)	322,550	*

Todd E. Simpson (9)	297,998	*

Thomas C. Reynolds, M.D., Ph.D. (10)	194,008	*

Marc E. Lippman, M.D. (11)	186,666	*

Franklin M. Berger (12)	137,220	*

David W. Gryska (13)	62,500	*

Srinivas Akkaraju, M.D., Ph.D. (14)	50,000	*

Daniel F. Hoth, M.D (15)	39,971	*

John P. McLaughlin (16)	21,979	*

Daniel G. Welch (17)	21,979	*

All directors & officers as a group (18)	17,538,797	19.7%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise or otherwise, within 60 days after March 23, 2009.

(2)

Percentage of common stock equivalents is based on a total of 85,618,505 shares of common stock outstanding as of March 23, 2009. For each named person, the percentage ownership includes stock that the person has the right to acquire within 60 days after March 23, 2009, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or 13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2008. We have also included the number of shares known to us to have been purchased in our public offering in February 2009 by those five percent or greater stockholders that filed Schedules 13D or 13G as of December 31, 2008.

(3)	Includes 365,645 shares of common stock and 49,563 shares of common stock issuable upon exercise of warrants owned by Baker/Tisch Investments, L.P., 233,020 shares of common stock and 33,475 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments, L.P., 244,362 shares of common stock and 34,531 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments II, L.P., 3,974,756 shares of common stock and 339,788 shares of common stock issuable upon exercise of warrants owned by 667, L.P., 7,937,438 shares of common stock and 355,143 shares of common stock issuable upon exercise of warrants owned by Baker Brothers Life Sciences, L.P. and 156,903 shares of common stock owned by 14159, L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 50,000 shares issuable upon exercise of options held by Dr. Baker that are exercisable within 60 days of March 23, 2009. The shares indicated in the table above do not include the 1,178,163 shares that we may issue to Baker Brothers Life Sciences, L.P. and its affiliated investment funds if Proposal No. 2 is approved by the stockholders and the transaction is otherwise consummated.

(4)	The indicated ownership is based solely on (i) a Schedule 13G/A filed with the SEC by the reporting persons on February 17, 2009, reporting beneficial ownership of 10,366,565 shares as of December 31, 2008, and (ii) the 1,200,000 shares known to us to have been purchased by certain of such reporting persons in our February 2009 public offering. The beneficial ownership of such reporting person may have changed between such dates and March 23, 2009.

(5)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 9, 2009, reporting beneficial ownership as of December 31, 2008. The beneficial ownership of such reporting person may have changed between December 31, 2008 and March 23, 2009.

(6)	Includes 1,023,848 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2008.

(7)	Consists solely of shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(8)	Includes 303,344 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(9)	Includes 293,372 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(10)	Includes 190,295 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(11)	Includes 99,166 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(12)	Includes 65,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(13)	Includes 49,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(14)	Includes 50,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(15)	Includes 39,791 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(16)	Consists solely of shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(17)	Consists solely of shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 23, 2009.

(18)	Includes 3,457,740 shares of common stock issuable upon exercise of options and warrants that are exercisable within 60 days of March 23, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock to file initial reports of ownership and changes in ownership of our common stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain of these reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2008, all of these reporting persons complied with all applicable filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is currently comprised of three non-employee members of the Board, and was comprised of four non-employee members of the Board during portions of 2008. The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to assure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs, which include our Senior Executive Annual Bonus Plan, or Executive Bonus Plan, 2007 Equity Incentive Plan, 1998 Stock Option Plan and 2000 Employee Stock Purchase Plan.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide overall compensation, when targeted levels of performance are achieved, in the range of the 50th percentile of pay practices of a peer group of companies selected by the Compensation Committee, and rewarding additional performance by adjusting compensation upwards towards the 75th percentile of our peer group. The elements of compensation included in the competitive peer group analysis generally are base salaries, annual incentives, long-term incentives and severance benefits. The Compensation Committee generally seeks to target a mix between cash compensation and long-term equity incentives similar to the mix of the companies in our peer group. Our Compensation Committee believes that it is important to target compensation levels and the mix of compensation to that offered by our peers in order to retain and incentivize the high quality executives whose efforts are key to our long-term success.

At the time the Compensation Committee makes executive compensation decisions, the Compensation Committee also reviews individual performance and our company’s performance against established company corporate and strategic goals. In this regard, decisions on compensation for executive officers are based primarily upon the Compensation Committee’s assessment of (i) each individual’s performance as assessed by Dr. Siegall, our CEO, in consultation with the Compensation Committee (Dr. Siegall does not assess his own performance, however) and (ii) our performance measured against company corporate and strategic goals as defined by the Board of Directors. Determinations of individual performance are generally not based on the achievement of separately established goals but rather, on the individual’s performance with respect to (and contributions toward) the achievement of established department goals, if any, and our established company corporate and strategic goals. These same metrics are used by management to evaluate the performance of all of our employees with supervisors providing guidance regarding individual performance. The Compensation Committee believes that successful execution against goals is the best way to enhance long-term stockholder value. The Compensation Committee generally relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer, particularly with respect to base salary determinations, levels of long-term equity compensation and discretionary bonuses. However, as set forth below, bonus awards under our Senior Executive Annual Bonus Plans are formulaic in that the target and maximum bonus opportunities are established, as is the extent to which bonuses are awarded based on individual performance and the achievement of established company goals. Factors affecting the Compensation Committee’s judgments include individual performance contributions to the company corporate and strategic goals, and the nature and scope of the individual’s responsibilities and effectiveness in leading management’s initiatives to achieve the corporate goals. The Compensation Committee also periodically consults with executive compensation consultants and, in 2008 and 2009, considered the compensation levels of similarly positioned executives at the peer group companies discussed below in determining the mix of compensation elements for the executive officers.

The peer group used by the Compensation Committee to determine compensation for 2008 was selected by the Compensation Committee, with input provided by members of executive management and one of our executive compensation consultants, Radford Surveys and Consulting, based on a review of biotechnology and pharmaceutical companies that were similar to Seattle Genetics in market capitalization, development stage and business model, and in some cases location. The peer group in 2008 initially consisted of:

Acadia Pharmaceuticals, Inc. Acorda Therapeutics, Inc. Ariad Pharmaceuticals, Inc. Array Biopharma, Inc. Dendreon Corporation Exelixis, Inc.	Genomic Health, Inc. Geron Corporation ImmunoGen, Inc. InterMune, Inc. Medarex, Inc. MDRNA, Inc. (formerly known as Nastech Pharmaceutical Co.)	Pharmion Corporation (a wholly-owned subsidiary of Celgene Corporation) Progenics, Inc. QLT, Inc. Rigel Pharmaceuticals, Inc. Trubion Pharmaceuticals, Inc. Zymogenetics, Inc.

The Compensation Committee reviews the peer group periodically to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For example, Pharmion was acquired by Celgene and, as a result, Pharmion was removed from the list upon the closing of the acquisition in 2008, and the peer group used to date in 2009 is the same as set forth above, excluding Pharmion.

Compensation Consultants and Management Participation in Compensation Decisions

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee consults from time to time with Radford and Compensia, Inc., our other compensation consultant, for advice on matters related to compensation for executive officers and other key employees. For example, the Compensation Committee consulted with Radford in 2006 to develop recommendations for structuring our compensation programs to retain our highly experienced executive management team and to motivate management and key employees to maximize stockholder value. The primary recommendation provided by Radford was to target overall compensation near the 50th percentile of our peer group for achieving expected performance and award additional performance by adjusting compensation upwards towards the 75th percentile of our peer group. Radford also proposed the target bonus levels for the executive officers based on this philosophy of compensating near the 50th percentile of our peer group. Since that time, the Compensation Committee has consulted with Radford and Compensia periodically with respect to specific questions or as new compensation programs are considered and to update the benchmarking information on an annual basis. Specific examples of services provided by Radford and Compensia include preparation of stock option and salary benchmarking reports for the executive officers of Seattle Genetics against our peer group in 2007 and 2008, and consideration of alternative equity programs, such as restricted stock grants, in 2008. Dr. Siegall, our CEO, makes recommendations to the Compensation Committee with respect to base salary levels, individual performance assessment and the levels of long-term equity compensation to be awarded to our other executive officers in consultation with our compensation consultants and our Executive Vice President, HR, Christopher Pawlowicz. In addition, Mr. Pawlowicz supports the Compensation Committee in its work from time to time at the Compensation Committee’s request, including providing historical and prospective breakdowns of the compensation components for each executive officer.

Principal Elements of Compensation

Base Salaries.    Base salaries are established to attract and retain talented executive personnel. Base salary for Dr. Siegall and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by benchmarking salaries paid by our peer group for similar positions. The base salary for each executive officer is initially targeted on an annual basis near the 50th percentile for similarly positioned executives based on the data from our peer group as well as data from various Radford surveys. Annual salary adjustments are based primarily on a review of the competitive market salaries and general levels of market increases in salaries of similarly positioned executives in our peer group, and adjusted from there based on individual performance, achievement of our corporate and strategic goals, changes in job duties and responsibilities and budget considerations. Annual salary adjustments are effective February 1 of each year.

Annual Incentive Compensation.    Each year we adopt a Senior Executive Annual Bonus Plan, or Executive Bonus Plan, which provides cash incentives designed to reward performance for achieving key corporate goals. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate goals, such as research, development and clinical milestones, hiring goals, strategic alliances, licensing and partnering transactions and financings. The annual incentive awards for executive officers pursuant to each Executive Bonus Plan are determined on the basis of our achievement of specific corporate goals, including departmental goals, if any, established at the beginning of the fiscal year and each executive’s individual contribution in reaching such corporate and departmental goals. The Compensation Committee determines the achievement of the specific corporate goals in January following the end of the particular fiscal year. Dr. Siegall, our CEO and the manager of the executive team, assesses the other executives’ contributions to the corporate goals and their respective departmental goals, if any, and makes a recommendation to the Compensation Committee with respect to such individual’s achieved performance percentage and the Compensation Committee then makes a final determination of the individual performance percentage. This company performance percentage and individual performance percentage are then multiplied by a base pay target percentage for each executive officer to determine the actual amount of the bonus award. The base pay target percentage for each executive officer is determined by the Compensation Committee at the beginning of the fiscal year on a position level basis so that all individuals with the same position level have the same base pay target percentage. The base pay target percentages for each position level are based on benchmarking potential bonuses for similarly positioned executives at companies included in our peer group. These percentages are reviewed on an annual basis and adjusted based on the results of benchmarking information provided by our compensation consultants. For 2008, the executive officers at or above the level of senior vice president had a target percentage of 30% of base salary which includes Dr. Rosenberg, our Executive Vice President, Development. Mr. Simpson, our Chief Financial Officer, Mr. Dobmeier, our Chief Business Officer, and Dr. Reynolds, our Chief Medical Officer, had a target percentage of 40% of base salary, and Dr. Siegall had a target percentage of 50% of base salary. Our company’s achieved performance percentage and/or the individual achieved performance percentage may exceed 100% in the event we and/or the executive officer exceed expected goals, provided that neither percentage may exceed 150%. Accordingly, each executive officer’s bonus opportunity under each Executive Bonus Plan is capped, and in addition, each executive officer must achieve at least a 50% individual performance percentage to receive a bonus award under the Executive Bonus Plan (other than Dr. Siegall whose bonus is generally based solely on the achievement of our company goals).

The weight between the company performance percentage and the individual performance percentage used for determining the actual cash bonus award is split for all executive officers based on position. For the executive officers, other than Dr. Siegall, the final performance percentage during 2008 was based 60% on company performance and 40% on the individual’s performance. Accordingly, assuming Seattle Genetics had met 100% of its company goals, an executive officer who had an individual achieved performance percentage of 150%, had a base salary target percentage of 30% and had a base pay rate of $100,000 would have received a bonus of $36,000 ((100% x 0.6) + (150% x 0.4) = 120%; and 120% x 30% = 36%; and 36% of the executive’s base pay rate of $100,000 = $36,000). Dr. Siegall’s final performance percentage is determined by the Compensation Committee in its sole discretion based on overall achievement of corporate goals and is initially set at the company performance percentage, but may be adjusted by the Compensation Committee taking into account annual bonuses of chief executive officers at peer group companies and recommendations provided by our compensation consultants.

The corporate performance measures used in 2008 were primarily based on the advancement and completion of development and clinical activities related to our lead product candidates, including manufacturing and clinical trial initiation, hiring goals, business development transactions, financial targets and stock performance, all of which the Compensation Committee believes strongly relate to the creation of total stockholder value. Among Seattle Genetics’ achievements in 2008 were:

•	Completion of patient accrual in a phase 2 single-agent study of dacetuzumab (SGN-40) in diffuse large B-cell lymphoma;

•	Completion of patient accrual in a phase 1b single-agent study of lintuzumab (SGN-33);

•	Manufacture and release of additional batches of lintuzumab for clinical use;

•	Manufacture and release of SGN-35 drug product for clinical use;

•	Raising capital through an equity financing and licensing transactions;

•	Managing expenses to an approved budget; and

•	Submission and receipt of a special protocol assessment for SGN-35 in relapsed or refractory Hodgkin lymphoma.

As a result of Seattle Genetics’ performance, the Compensation Committee determined our corporate achieved performance percentage to be 125% for 2008, resulting in levels of bonus awards under the 2008 Executive Bonus Plan above target. Similarly, the corporate goals set for 2009 are intended to be difficult to achieve and include initiation and completion of various clinical trials, achievement of manufacturing activities related to SGN-35, raising capital through equity financings and/or licensing transactions and management of expenses to budget. There is no guarantee that the executive officers will receive the maximum percentage bonus available in 2009 pursuant to the 2009 Executive Bonus Plan, and over the past five years the company achieved performance percentage has ranged from 70% to 125%. Individual bonus determinations for 2008 are discussed in more detail under “2008 Compensation Decisions” below.

Discretionary and Other Bonus Awards.    The Compensation Committee may also award discretionary bonuses for special recognition of achievement, which are generally awarded to other employees at the same time for the same event, such as for successful completion of a clinical trial. Additionally, each employee, including executive officers, receives a bonus of $500 upon her or his five year anniversary and $1,500 upon his or her ten year anniversary with Seattle Genetics. Historically, the Compensation Committee has also approved sign-on bonuses for new executives as an inducement to joining Seattle Genetics.

Long-Term Incentive Compensation.    Long-term incentive compensation is designed to provide executive officers with meaningful compensation awards in order to align executives’ incentives with stockholder value creation. Generally, a significant stock option grant is made at the time an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made once a year unless such executive officer is promoted, in which case a grant will normally be made at that time, or for recognition of outstanding performance. Upon hiring an executive officer, an option grant generally will be made on the last business day of the month in which the officer commences employment. Annual stock option grants to all executives are made at regularly scheduled meetings of the Compensation Committee and are generally made in August following mid-year employee performance reviews. Seattle Genetics does not have any program, plan or practice to time option grants to its executives or other employees in coordination with the release of material, non-public information.

In August 2008, the Compensation Committee considered annual stock option grants for current executive officers based on benchmarking data prepared by Compensia and Radford and recommendations from Dr. Siegall. Additionally, Dr. Rosenberg received a stock option grant of 35,000 shares in March 2008 in recognition of outstanding achievement of corporate manufacturing and development objectives. Dr. Siegall’s annual option grant recommendations are developed based on the individual’s position with Seattle Genetics, each employee’s performance against individual performance and departmental goals, if any, during the prior year, and benchmarking information provided by Radford and Compensia against our peer group. The size of each new hire or promotion stock option grant made to officers is recommended by Dr. Siegall based on peer group benchmarking information provided by our compensation consultants and is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s potential for future responsibility and promotion. In addition, in determining annual stock option grants to executive officers, prior grant levels or the extent to which such executive officer is currently vested in his or her options are reviewed by the Compensation Committee. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate.

Seattle Genetics does not have ownership guidelines for its officers because officer compensation is set within a typical market range and is already performance-based. In addition, we believe that ownership guidelines are rare in development-stage biotechnology companies and as such would put Seattle Genetics at a competitive disadvantage compared to the peer group.

The exercise price of our stock options is always equal to the fair market value (our closing price on the NASDAQ Global Market) of our common stock on the date of grant. Our stock option grants generally vest 1/4th upon the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such grant is fully vested on the four year anniversary of the grant date, subject to vesting acceleration as described under “Post-Termination Protection” below. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the option will provide a return to the employee only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

Restricted stock awards have not been granted historically although the Compensation Committee retains the discretion to award restricted stock grants in the future.

Post-Termination Protection

We do not have a severance plan for employees generally, but have provided for severance payments to executive officers through individual employment agreements with such officers. After consulting with Radford, Seattle Genetics entered into employment agreements in 2006 with its executive officers at the Senior Vice President level providing for severance benefits similar to our executive officers above the Senior Vice President level who were already parties to employment agreements that provided such benefits. Generally our severance payments pursuant to these agreements are as follows: a lump sum cash payment or payment in accordance with Seattle Genetic’s standard payroll schedule, at our discretion, equal to 100% of his or her annual base salary, plus a pro-rated portion of the year’s target bonus if such officer is terminated without cause or constructively terminated, except for Dr. Siegall, who has the additional benefit of receiving a severance benefit equal to 200% of his annual base salary if he is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics. In addition, all officers receive 12 months of accelerated vesting of any outstanding options if such officer is terminated without cause or constructively terminated, or 100% acceleration of vesting of any outstanding options if such officer is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics. In addition, Dr. Siegall receives 100% acceleration of vesting of any outstanding option upon a change in control. All officers are also entitled to continuation of all health benefits for 12 months (or 24 months if Dr. Siegall is terminated without cause or constructively terminated within 12 months following a change in control), or a lesser amount of time until the individual is re-employed with comparable insurance benefits. Seattle Genetics does not provide any gross-ups based on taxes attributable to any of the severance benefits described above.

The Compensation Committee believes these severance benefits are important from a retention perspective to provide protection to our executive officers from being terminated without cause or constructively terminated prior to or after a change in control, and that the amounts are reasonable when compared with similar arrangements adopted by companies in our peer group. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of Seattle Genetics without undue concern over whether the transactions may jeopardize the officers’ own employment. With these arrangements, the Compensation Committee sought uniformity of results among the officers based on their positions at Seattle Genetics, with only Dr. Siegall receiving vesting acceleration benefits solely as a result of a change in control. In addition, the Compensation Committee believes that the payment-triggering event, namely, being terminated without cause or constructively terminated, and then only when there is no misconduct by the officer, is a fair hurdle for the ensuing rewards. Further, Dr. Siegall’s 100% acceleration of vesting of stock options upon a change in control is intended to reduce the concern that Dr. Siegall may not have a comparable position in an acquiring company as a result of a change of control and is similar to acceleration provisions of CEOs of peer group companies. More information regarding these arrangements is provided in the section titled “Potential Payments upon Termination or Change-in-Control—Employment Agreements.”

2008 Compensation Decisions

CEO Compensation.    Dr. Siegall’s 2008 compensation consisted of base salary, annual bonus and stock options. The Compensation Committee determined CEO compensation using methods consistent with those described above under the heading “Principal Elements of Compensation.” In January 2008, the Compensation Committee approved an aggregate merit and salary adjustment increase of 17.2% to Dr. Siegall’s 2007 base salary (to $575,000 in 2008) in recognition of both his performance as CEO, including achievement of our 2007 corporate performance goals, and an adjustment to approximate competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2009 approved a cash bonus of $359,375 under the 2008 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2008 and set by the Compensation Committee at 125% as described above under the heading “Annual Incentive Compensation.” Dr. Siegall was awarded a grant of stock options of 235,000 shares in August 2008 in accordance with the methods used for other senior executives and described above under the heading “Long—Term Incentive Compensation”. Dr. Siegall also received a $1,500 bonus in January 2008 recognizing his ten year anniversary with Seattle Genetics.

Compensation of the Other Named Executive Officers.    The Compensation Committee reviewed similar considerations for each of the other named executive officers, and our Compensation Committee’s 2008 compensation determination for these executive officers are set forth below.

With respect to Mr. Simpson, the Compensation Committee focused on Mr. Simpson’s leadership of our finance department, including budget and long-range planning goals and managing expenses to such budgets and plans for determination of his individual performance percentage and merit increase. In January 2008, the Compensation Committee approved an aggregate merit increase of 5.0% to Mr. Simpson’s 2007 base salary (to $306,200 in 2008) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee in February 2009 also approved a cash bonus of $140,852 under the 2008 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2008 and individual performance as described above under the heading “Annual Incentive Compensation.” Mr. Simpson was awarded a grant of stock options of 65,000 shares in August 2008 in accordance with the methods used for other senior executives and described above under the heading “Long—Term Incentive Compensation”.

With respect to Mr. Dobmeier, the Compensation Committee focused on Mr. Dobmeier’s contribution to our business development initiatives, including his involvement in the negotiation and initiation of our dacetuzumab collaboration with Genentech, Inc. in 2007 and the collaboration with Daiichi-Sankyo in 2008 for determination of his individual performance percentage and merit increase. In January 2008, the Compensation Committee approved an aggregate merit increase of 6.0% to Mr. Dobmeier’s 2007 base salary (to $354,550 in

2008) in recognition of the performance described above and analysis of competitive market salary levels compared with our peer group. The Compensation Committee in February 2009 also approved a cash bonus of $174,439 under the 2008 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2008 and individual performance as described above under the heading “Annual Incentive Compensation.” Mr. Dobmeier was awarded a grant of stock options of 110,000 shares in August 2008 in accordance with the methods used for other senior executives and described above under the heading “Long—Term Incentive Compensation.” Mr. Dobmeier also received a $5,000 bonus in July 2008 in special recognition of performance for completing a licensing transaction.

With respect to Dr. Rosenberg, the Compensation Committee focused on Dr. Rosenberg’s leadership of our development and manufacturing departments, including the successful completion of several manufacturing runs of antibody and drug-conjugate material for use in our clinical trials for determination of his individual performance percentage and merit increase. In January 2008, the Compensation Committee approved an aggregate merit increase of 5.0% to Dr. Rosenberg’s 2007 base salary (to $300,050 in 2008) in recognition of the performance described above and analysis of competitive market salary levels compared with our peer group. The Compensation Committee in February 2009 also approved a cash bonus of $110,718 under the 2008 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2008 and individual performance as described above under the heading “Annual Incentive Compensation.” Dr. Rosenberg was awarded a grant of stock options of 70,000 shares in August 2008 in accordance with the methods used for other senior executives and described above under the heading “Long—Term Incentive Compensation.” Dr. Rosenberg was also awarded a grant of stock options of 35,000 shares in March 2008 in special recognition of his contribution to the successful manufacturing campaigns described above.

With respect to Dr. Reynolds, the Compensation Committee focused on Dr. Reynolds’ contribution to our clinical achievement, including the filing of several investigational new drug applications and the initiation of several clinical trials, specifically trials associated with our dacetuzumab collaboration with Genentech for determination of his individual performance percentage and merit increase. In January 2008, the Compensation Committee approved an aggregate merit increase of 6.0% to Dr. Reynolds’ 2007 base salary, as well as a salary adjustment increase of $10,000 (to $352,050 in 2008) in recognition of the performance described above and analysis of competitive market salary levels compared with our peer group. The Compensation Committee in February 2009 also approved a cash bonus of $178,841 under the 2008 Executive Bonus Plan in accordance with the achievement of the pre-defined corporate performance goals for 2008 and individual performance as described above under the heading “Annual Incentive Compensation.” Dr. Reynolds was awarded a grant of stock options of 100,000 shares in August 2008 in accordance with the methods used for other senior executives and described above under the heading “Long—Term Incentive Compensation.” Dr. Reynolds also received a $5,000 bonus in July 2008 in special recognition of performance associated with clinical work on our SGN-35 program.

2009 Compensation Decisions

In January 2009, the Compensation Committee, after discussion with management, provided recommended corporate goals to the Board and the 2009 corporate goals were approved by the Board in February 2009. The Compensation Committee also recommended for approval and the Board approved the 2009 Executive Bonus Plan in February 2009. The only substantive changes from the 2008 Executive Bonus Plan as described above under the heading “Annual Incentive Compensation” were a change to the ratio of corporate performance and individual performance in the determination of the annual cash bonus for our Chief Business Officer, Mr. Dobmeier, which was 60% corporate performance and 40% individual performance in 2008 and is set at 80% corporate performance and 20% individual performance under the 2009 Executive Bonus Plan, as well as the ability of the Compensation Committee to determine payment of the bonuses in cash or stock. The change to Mr. Dobmeier’s weighting between corporate and individual goals was made to better align Mr. Dobmeier’s potential annual bonus with achievement of the corporate goals. The change to allow payment in either cash or stock was intended to provide flexibility to the Compensation Committee during the current economic downturn if it was determined that the company desired to preserve cash at the time of the award and recommended payment of the awards in stock instead of cash. The Compensation Committee also set the base pay target percentage for a new title at Seattle Genetics, Executive Vice President, at 35% of annual base salary. With Dr. Rosenberg’s promotion to Executive Vice President, Development in February 2009, Dr. Rosenberg’s base pay target under the 2009 Senior Executive Bonus Plan will be 35%. In addition, the Compensation Committee determined in January 2009 the 2008 annual cash bonus for each executive officer, including the CEO, in accordance with the 2008 Executive Bonus Plan and set 2009 salaries for the executive officers. The cash bonuses awarded under the 2008 Senior Executive Bonus Plan are described above, and 2009 salaries were determined as described under the heading “Base Salaries” above. The 2009 salaries were set primarily on the basis of benchmarking and adjusted based on individual performance in 2008. Dr. Siegall’s 2009 base salary was set at $602,350, a 4.75% increase from 2008; Mr. Simpson’s 2009 base salary was set at $313,900, a 2.5% increase from 2008; Mr. Dobmeier’s 2009 base salary was set at $370,550, a 4.5% increase from 2008; Dr. Reynolds’ 2009 base salary was set at $369,700, a 5% increase from 2008; and Dr. Rosenberg’s 2009 base salary was set at $318,300, a 6% increase from 2008.

Tax and Accounting Considerations

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by Seattle Genetics to each of its executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under our 1998 Stock Option Plan and 2007 Equity Incentive Plan to such officers will meet the requirements for qualifying as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Seattle Genetics with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to our executive officers that may not be deductible.

Effective January 1, 2006, we began accounting for share-based awards under the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or FAS 123R. FAS 123R establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense ratably over the requisite employee service period. The Compensation Committee has determined to retain for the foreseeable future our stock option program as the sole component of our long-term incentive compensation program, and, therefore, to record this expense on an ongoing basis according to FAS 123R. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee:

Felix Baker, Ph.D. (Chairman)

Daniel G. Welch

David W. Gryska

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of January 2008, the Compensation Committee consisted of Felix Baker (Chairman), Marc E. Lippman, Srinivas Akkaraju and David W. Gryska. In February 2008, the Board changed the membership of the Compensation Committee and it currently consists of Felix Baker (Chairman), David W. Gryska and Daniel G. Welch. Please see the disclosure under “Certain Relationships and Related Party Transactions—Certain Transactions With or Involving Related Persons” regarding Dr. Baker’s interest in the transactions contemplated by the stock purchase agreement we entered into with Baker Brothers Life Sciences, L.P.

No member of the Compensation Committee or executive officer of Seattle Genetics has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” “principal financial officer,” and the three other highest paid executive officers whose total compensation in fiscal year 2008 exceeded $100,000. We refer to these officers in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (10)	Non-Equity Incentive Plan Compensation ($) (11)	All Other Compensation ($) (12)	Total ($)
Clay B. Siegall, Ph.D.	2008	567,958		1,500	(1)	1,137,361	359,375	7,440	2,073,634
President and CEO	2007	486,025		—		656,919	264,870	5,365	1,413,179
	2006	435,400		—		352,347	206,388	5,365	999,500

Todd E. Simpson	2008	304,982		—		480,442	140,852	7,440	933,716
Chief Financial Officer	2007	289,243		2,000	(2)	417,798	101,473	4,200	814,714
	2006	263,135		25,000	(3)	431,766	84,953	3,768	808,622

Eric L. Dobmeier	2008	352,876		5,000	(4)	604,750	174,439	7,440	1,144,505
Chief Business Officer	2007	325,446		5,500	(5)	449,066	124,418	4,200	908,630
	2006	275,473		—		298,124	103,086	4,200	680,883

Morris Z. Rosenberg, D.Sc.	2008	298,858		—		413,156	110,718	7,440	830,172
SVP, Development	2007	283,525		—		276,868	99,440	4,048	663,881
	2006	258,059		500	(6)	247,199	83,556	4,200	593,514

Thomas C. Reynolds, M.D., Ph.D.	2008	349,796		5,000	(7)	818,584	178,841	7,440	1,359,661
Chief Medical Officer	2007	256,250	(8)	25,000	(9)	807,872	92,318	4,200	1,185,640
	2006	—		—		—	—	—	—

(1)	Consists of a bonus awarded to Dr. Siegall in January 2008 for his ten year anniversary with Seattle Genetics.

(2)	Consists of a bonus awarded to Mr. Simpson in January 2007 for special recognition of performance.

(3)	Consists of the second portion of a sign-on bonus paid to Mr. Simpson upon the six-month anniversary of his employment date.

(4)	Consists of a bonus awarded to Mr. Dobmeier in July 2008 for special recognition of performance.

(5)	Consists of a bonus awarded to Mr. Dobmeier in January 2007 for special recognition of performance, and $500 for his five year anniversary with Seattle Genetics.

(6)	Consists of a bonus awarded to Dr. Rosenberg upon his five year anniversary with Seattle Genetics.

(7)	Consists of a bonus awarded to Dr. Reynolds in July 2008 for special recognition of performance.

(8)	Dr. Reynolds joined Seattle Genetics in April 2007 and his salary on an annualized basis in 2007 was $325,000.

(9)	Consists of a sign-on bonus paid to Dr. Reynolds which was paid upon the six month anniversary of his employment date.

(10)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the indicated fiscal year in accordance with FAS 123R. These amounts have been calculated in accordance with FAS 123R using the Black-Scholes option pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. No stock options were forfeited by any of our Named Executive Officers during the indicated fiscal years. See Note 9, Stock option plans—Valuation assumptions, to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of all assumptions made by Seattle Genetics in determining the FAS 123R values of its equity awards.

(11)	The amounts in this column reflect the cash bonus awards to the Named Executive Officers under our 2008 Senior Executive Bonus Plan, discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 27 as well as under “Grants of Plan-Based Awards” below.

(12)	The amounts in this column consist of life insurance premiums and company matching contributions to our 401(k) plan for all Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2008.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Awards ($) (1)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Target	Maximum
Clay B. Siegall, Ph.D.	—	287,500	431,250	—	—	—
	8/27/08	—	—	235,000	11.09	1,379,242

Todd E. Simpson	—	122,480	183,720	—	—	—
	8/27/08	—	—	65,000	11.09	381,494

Eric L. Dobmeier	—	141,820	212,730	—	—	—
	8/27/08	—	—	110,000	11.09	645,603

Morris Z. Rosenberg, D.Sc.	—	90,015	135,023	—	—	—
	3/27/08	—	—	35,000	9.19	176,146
	8/27/08	—	—	70,000	11.09	410,839

Thomas C. Reynolds, M.D., Ph.D.	—	140,820	211,230	—	—	—
	8/27/08	—	—	100,000	11.09	586,912

(1)	The dollar amounts in these columns represent the target and maximum amounts of each Named Executive Officer’s annual cash bonus award for the year ended December 31, 2008 pursuant to our 2008 Senior Executive Annual Bonus Plan, or the Executive Bonus Plan. The amounts shown in the “target” column reflect the target payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2008. An individual must attain an individual performance percentage of 50% to receive any compensation under the Executive Bonus Plan. The amounts shown in the “maximum” column reflect the target payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 150% performance percentages based on the corporate goals approved by the Compensation Committee in 2008. A percentage of 150% is the maximum percentage allowed for both Seattle Genetics and individual performance percentages. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned for the year ended December 31, 2008 under our Executive Bonus Plan for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2008. The Executive Bonus Plan is discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 27.

(2)

Stock options were granted under our 2007 Equity Incentive Plan. Vesting of all the option grants occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date. The 2007 Equity Incentive Plan is discussed in greater detail in “Employment Agreements and Arrangements” below.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements.    Each of our Named Executive Officers has entered into a written employment agreement with Seattle Genetics. For a description of these employment agreements, please see “Potential Payments Upon Termination or Change-In-Control—Employment Agreements” below.

Annual Cash Bonus Awards.    Each year, we adopt a Senior Executive Annual Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding our 2008 Senior Executive Annual Bonus Plan and our 2009 Senior Executive Annual Bonus Plan, please see “Compensation Discussion and Analysis” beginning on page 27 and footnote (1) to the Grants of Plan-Based Awards table above.

Option Awards.    Option awards to executives are granted upon hire, promotion and generally on an annual basis, and are currently granted pursuant to our 2007 Equity Incentive Plan, or the 2007 Plan. Options granted under the 2007 Plan have a ten year term and generally vest as to 1/4th of the shares subject to the options on the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such option is fully vested on the four year anniversary of the grant date, subject to the accelerated vesting of such options under the terms of each executive’s employment agreement with us. Options granted under the 2007 Plan carry an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the NASDAQ Global Market), and the 2007 Plan permits the exercise price of stock options to be paid by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, and any other form of consideration permitted by applicable law. If an executive’s service with us terminates for any reason other than cause, death or disability, then options held by the executive under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months after the termination (if an executive’s service with us terminates for cause, then the Board or the Compensation Committee has the authority to terminate all options held by the executive under the 2007 Plan immediately). Generally, if an executive’s service with us terminates as a result of the executive’s death or in the event of executive’s death within 30 days following the executive’s termination of service, all outstanding options that were vested and exercisable as of the date of the executive’s death or termination of service, if earlier, may be exercised for six months following the executive’s death but in no event after the expiration date of such option. Generally, if an executive’s service with us terminates as a result of the executive’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date of such option. Under the 2007 Plan, in the event of an acquisition of Seattle Genetics by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of Seattle Genetics or a sale of all or substantially all of our assets, so long as in any case, our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity, the Board or the Compensation Committee may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding stock option; (ii) accelerate the vesting of options; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive. For more information regarding grants of option awards to executives, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation” and “Compensation Discussion and Analysis—Post-Termination Protection” beginning on page 30 above.

Other Compensatory Arrangements.    Seattle Genetics pays the life insurance premium for all of its employees, including the executive officers. In addition, Seattle Genetics matches fifty percent of the first six percent of salary contributed to Seattle Genetics’ 401(k) plan by employees, including the executive officers. The matched contributions vest twenty percent annually, such that employees are fully vested after five years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option previously awarded to our Named Executive Officers as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Clay B. Siegall, Ph.D.	68,332	—	3.00	11/3/2010
	400,000	—	8.43	5/21/2011
	120,000	—	6.34	2/1/2012
	60,000	—	3.30	1/31/2013
	50,000	—	10.33	2/17/2014
	73,437	1,563	5.92	1/31/2015
	72,916	27,084	5.63	1/31/2016
	42,187	32,813	4.45	9/6/2016
	29,687	45,313	10.20	5/25/2017
	66,666	133,334	10.29	8/28/17
	—	235,000	11.09	8/27/18

Total	983,225	475,107

Todd E. Simpson	184,416	52,084	5.20	10/4/2015
	14,583	5,417	5.63	1/31/2016
	23,437	32,813	4.45	9/6/2016
	28,333	56,667	10.29	8/28/2017
	—	65,000	11.09	8/27/2018

Total	250,769	211,981

Eric L. Dobmeier	36,516	—	5.25	3/29/2012
	40,000	—	5.81	8/29/2013
	25,000	—	10.33	2/17/2014
	25,000	—	6.74	8/20/2014
	39,166	834	5.92	1/31/2015
	17,299	2,084	5.07	3/1/2015
	38,281	14,219	5.63	1/31/2016
	5,000	35,000	4.45	9/6/2016
	19,791	30,209	10.20	5/25/2017
	30,000	60,000	10.29	8/28/2017
	—	110,000	11.09	8/27/2018

Total	276,053	252,346

Morris Z. Rosenberg, D.Sc.	125,000	—	6.72	7/9/2011
	60,000	—	6.34	2/1/2012
	12,000	—	3.30	1/31/2013
	15,000	—	10.33	1/30/2014
	25,000	—	6.74	8/20/2014
	50,000	—	6.06	10/29/2014
	29,375	625	5.92	1/31/2015
	38,281	14,219	5.63	1/31/2016
	36,562	28,438	4.45	9/6/2016
	20,000	40,000	10.29	8/28/2017
	—	35,000	9.19	3/27/2017
	—	70,000	11.09	8/27/2018

Total	411,218	188,282

Thomas C. Reynolds, M.D., Ph.D.	140,816	196,875	8.24	4/2/2017
	10,417	20,833	10.29	8/28/2017
	—	100,000	11.09	8/27/2018

Total	151,233	317,708

(1)	All of the unexercisable securities set forth in this column vest at a rate of 1/4th upon the one year anniversary of the grant date of such award, which grant date for each award is ten (10) years prior to the option expiration date set forth in column titled “Option Expiration Date,” and 1/36th of the remaining unvested shares thereafter until the award is fully vested on the fourth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding option exercises by our Named Executive Officers for the year ended December 31, 2008. None of our Named Executive Officers had any vesting of restricted stock awards during 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Clay B. Siegall, Ph.D.	15,000	132,150

Todd E. Simpson	—	—

Eric L. Dobmeier	40,000	287,400

Morris Z. Rosenberg, D.Sc.	50,000	232,500

Thomas C. Reynolds, M.D., Ph.D.	12,309	48,867

(1)	The value realized on exercise is the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the Named Executive Officer as a result of the option exercises.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table reflects the potential payments and benefits to which the Named Executive Officers would be entitled under each individual’s employment agreement with Seattle Genetics. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2008 and that all eligibility requirements under the respective agreement were satisfied.

Name and Principal Position	Involuntary Termination (1)
	Before or more than 12 months after a Change in Control ($)	Within 12 months after a Change in Control ($)	Upon a Change in Control ($) (2)
Clay B. Siegall, Ph.D.
President and CEO
Base salary continuation	575,000	1,150,000	—
Lump sum bonus award payment	359,375	359,375	—
Health benefit continuation	3,038	6,076	—
Vacation payout	39,170	39,170	—
Option acceleration (3)	171,658	241,699	241,699

Total	1,148,241	1,796,320	241,699

Todd S. Simpson
Chief Financial Officer
Base salary continuation	306,200	306,200	—
Lump sum bonus award payment	140,852	140,852	—
Health benefit continuation	3,038	3,038	—
Vacation payout	25,405	25,405	—
Option acceleration (3)	295,532	360,055	—

Total	771,027	835,550	—

Eric L. Dobmeier
Chief Business Officer
Base salary continuation	354,550	354,550	—
Lump sum bonus award payment	174,439	174,439	—
Health benefit continuation	3,038	3,038	—
Vacation payout	23,331	23,331	—
Option acceleration (3)	143,828	214,799	—

Total	699,186	770,157	—

Morris Z. Rosenberg, D.Sc.
SVP, Development
Base salary continuation	300,050	300,050	—
Lump sum bonus award payment	110,718	110,718	—
Health benefit continuation	3,038	3,038	—
Vacation payout	25,864	25,864	—
Option acceleration (3)	118,294	176,639	—

Total	557,964	616,309	—

Thomas C. Reynolds, M.D., Ph.D.
Chief Medical Officer
Base salary continuation	352,050	352,050	—
Lump sum bonus award payment	178,841	178,841	—
Health benefit continuation	3,038	3,038	—
Vacation payout	2,891	2,891	—
Option acceleration (3)	61,250	137,813	—

Total	598,070	674,633	—

(1)	Each employment agreement provides that in the case of involuntary termination occurring prior to or 12 months after a change in control, such individual is entitled to receive either a lump-sum payment equal to 12 months of monthly base salary or payment of such amount in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, a lump-sum payment equal to a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding stock options. In the case of involuntary termination occurring within 12 months after a change in control, each individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 100% acceleration of vesting of outstanding stock options, except that Dr. Siegall is entitled to 24 months of monthly base salary and 24 months of continued health benefits in addition to the other benefits. Such severance benefits are conditioned upon the individual’s resignation from all positions held by the individual and execution of a full release and waiver of claims. See the description of each Named Executive Officer’s employment agreement set forth below in the section titled “Employment Agreements.”

(2)	Upon a change in control, Dr. Siegall is entitled to 100% acceleration of vesting of outstanding stock options.

(3)	The value of stock option vesting acceleration is based on the closing stock price of $8.94 per share for our common stock as reported on NASDAQ on December 31, 2008 with respect to in-the-money unvested stock option shares minus the exercise price of the unvested option shares.

EMPLOYMENT AGREEMENTS

In October 2001, Seattle Genetics entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. In December 2008, Dr. Siegall’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Siegall’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $602,350 for 2009, and may receive an annual bonus based upon performance criteria and financial and operational results of Seattle Genetics as determined by the Compensation Committee of the Board of Directors under our Senior Executive Annual Bonus Plans. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Board of Directors or the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months, or 24 months if he is constructively terminated or terminated by Seattle Genetics without cause within 12 months following a change in control of Seattle Genetics, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, and to stock option vesting acceleration equal to an additional 12 months of vesting, as well as a pro-rated portion of his annual bonus earned up to the date of termination. The employment agreement additionally provides that, in the event of a change in control, all of Dr. Siegall’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Dr. Siegall’s resignation from all positions held by Dr. Siegall and execution of a full release and waiver of claims. Dr. Siegall’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2005, Seattle Genetics entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. In December 2008, Mr. Simpson’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Simpson’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $313,900 for 2009, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provided that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of our common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with Seattle Genetics and the terms of our 1998 Stock Option Plan. If Mr. Simpson’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Simpson will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, pro-rated bonuses and health benefits continuation. Additionally, in the event Mr. Simpson is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Simpson is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Simpson’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Mr. Simpson’s resignation from all positions held by Mr. Simpson and execution of a full release and waiver of claims. Mr. Simpson’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In September 2006, Seattle Genetics entered into an employment agreement with Eric L. Dobmeier, our current Chief Business Officer. In December 2008, Mr. Dobmeier’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Dobmeier’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $370,550 for 2009, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Mr. Dobmeier’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Dobmeier will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, pro-rated bonuses and health benefits continuation. Additionally, in the event Mr. Dobmeier is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Dobmeier is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Dobmeier’s stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Mr. Dobmeier’s resignation from all positions held by Mr. Dobmeier and execution of a full release and waiver of claims. Mr. Dobmeier’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In September 2006, Seattle Genetics entered into an employment agreement with Morris Z. Rosenberg, our current Senior Vice President, Development. In December 2008, Dr. Rosenberg’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Rosenberg’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $318,300 for 2009, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Dr. Rosenberg’s employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Rosenberg will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, pro-rated bonuses and health benefits continuation. Such severance benefits are conditioned upon Dr. Rosenberg’s resignation from all positions held by Dr. Rosenberg and execution of a full release and waiver of claims. Additionally, in the event Dr. Rosenberg is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Rosenberg is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Rosenberg’s stock options will become fully vested and exercisable. Dr. Rosenberg’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In April 2007, Seattle Genetics entered into an employment agreement with Thomas C. Reynolds, our current Chief Medical Officer. In December 2008, Dr. Reynold’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Reynolds’ amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $369,700 for 2009, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. If Dr. Reynolds’ employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Reynolds will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, pro-rated bonuses and health benefits continuation. Additionally, in the event Dr. Reynolds is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Reynolds is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Reynolds’ stock options will become fully vested and exercisable. Such severance benefits are conditioned upon Dr. Reynold’s resignation from all positions held by Dr. Reynolds and execution of a full release and waiver of claims. Dr. Reynolds’ employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

Other Benefits

Other than as set forth in each Named Executive Officer’s employment agreement and except as otherwise provided by applicable law, the Named Executive Officers are generally not entitled to any additional benefits upon a termination or change in control of Seattle Genetics. However, under our 2007 Equity Incentive Plan, or the 2007 Plan, in the event of a change in control of Seattle Genetics, the Board of Directors or the Compensation Committee of the Board of Directors may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding stock option; (ii) accelerate the vesting of options; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive. Under our 1998 Stock Option Plan, or the 1998 Plan, in the event of a change in control of Seattle Genetics, if the successor corporation does not agree to assume or substitute outstanding stock options, the options will automatically terminate upon the consummation of the change in control; however, the Board of Directors or the Compensation Committee of the Board of Directors may, in its discretion, accelerate the vesting and/or exercisability of any stock options granted under the 1998 Plan. Additionally, under the 2007 Plan, if a Named Executive Officer’s service with us is terminated as a result of death or disability, the period of time in which options may be exercised following termination is extended as described in more detail under “Employment Agreements and Arrangements—Option Awards.” The terms of the 1998 Plan are substantially similar to the 2007 Plan with respect to the extension of the post-termination exercise period in the case of a termination due to death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, oversight and approval of any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 or is otherwise disclosable by Seattle Genetics under applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to Seattle Genetics, the terms of the transaction, and the availability of other sources for comparable services or products.

Certain Transactions with or Involving Related Persons

Stock Purchase Agreement with BBLS.    Please see the description of the transactions contemplated by the stock purchase agreement we entered into with Baker Brothers Life Sciences, L.P. under “Proposal No. 2— Approval of the Issuance and Sale of Seattle Genetics Common Stock to Baker Brothers Life Sciences, L.P. and its Affiliated Investment Funds” beginning on page 17. Entities affiliated with Baker Brothers Investments, including Baker Brothers Life Sciences, L.P., are significant stockholders of Seattle Genetics. Please see the table titled “Security Ownership of Certain Beneficial Owners and Management” contained in this proxy statement for detailed information on the beneficial ownership of entities affiliated with Baker Brothers Investments in Seattle Genetics. In addition, Felix Baker, Ph.D., who has served as one of our directors since July 2003 and as our Lead Director since February 2005, is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments. Dr. Baker is also the Managing Member of Baker Brothers Life Sciences Capital (GP), LLC, the general partner of Baker Brothers Life Sciences, L.P.’s general partner.

Indemnification Agreements.    Seattle Genetics has entered into indemnification agreements with our directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. Seattle Genetics also intends to enter into these agreements with our future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our 2007 Equity Incentive Plan, our 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted average exercise price of outstanding options, warrants and rights ($) (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders:
2007 Equity Incentive Plan	2,253,565	10.72	2,746,435
1998 Stock Option Plan	6,396,535	7.12	—	(1)
2000 Directors’ Stock Option Plan	399,000	7.59	380,000
2000 Employee Stock Purchase Plan	—	—	348,085	(2)
Equity compensation plans not approved by stockholders:	—	—	—

Total	9,049,100		3,474,520

(1)	The 1998 Stock Option Plan expired on December 23, 2007.

(2)	As of December 31, 2008, 348,085 shares remained available for future issuance under our 2000 Employee Stock Purchase Plan, or the ESPP, with up to a maximum of 348,085 shares that could be purchased in the current purchase period. It is expected that the actual shares purchased in the current purchase period will be substantially less. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2010 equal to the lesser of (i) 300,000 shares, (ii) one percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board of Directors. The Board of Directors determined not to increase the number of shares for issuance under the ESPP in 2009.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report to Stockholders and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or accompanying Annual Report to Stockholders may request a separate copy by contacting the bank, broker or other holder of record, by contacting our Investor Relations Department at (425) 527-4000 or by sending a written request to: Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive S.E., Bothell, Washington 98021. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Seattle Genetics proxy materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact Seattle Genetics as described above.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

By Order of the Board of Directors,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 9, 2009

PROXY FOR HOLDERS OF COMMON STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2009

The undersigned holder of common stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2009, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, May 15, 2009 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS:

(1) FOR THE ELECTION OF THREE DIRECTORS NAMED IN THE ACCOMPANYING PROXY STATEMENT; (2) FOR THE ISSUANCE AND SALE OF AN AGGREGATE OF 1,178,163 SHARES OF COMMON STOCK TO BAKER BROTHERS LIFE SCIENCES AND ITS AFFILIATED IN VESTMENT FUNDS AT A PURCHASE PRICE OF $9.72 PER SHARE PURSUANT TO A STOCK PURCHASE AGREEMENT DATED JANUARY 27, 2009; (3) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE IN DEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

The Company’s Board of Directors recommends a vote FOR the directors listed below and a vote FOR proposal 2 and FOR proposal 3.

Please mark your votes as indicated in this example X

FOR WITHHOLD *EXCEPTIONS

1. ELECTION OF DIRECTORS ALL FOR ALL

Nominees

01 Clay B. Siegal

02 Felix Baker

03 Daniel F. Hoth

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

FOR AGAINST ABSTAIN

2. PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF AN AGGREGATE OF 1,178,163 SHARES OF COMMON STOCK TO BAKER BROTHERS LIFE SCIENCES, L.P. AND ITS AFFILIATED INVESTMENT FUNDS AT A PURCHASE PRICE OF $9.72 PER SHARE PURSUANT TO A STOCK PURCHASE AGREEMENT DATED JANUARY 27, 2009;

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009:

Mark Here for Address

Change or Comments

SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE _

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

SEATTLE GENETICS, INC.

The proxy statement and annual report are avail able at http://materials.proxyvote.com/812578

INTERNET

http://www.proxyvoting.com/sgen

Use the Internet to vote your proxy.

Have your proxy card in hand when you

access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

If you vote your proxy by Internet or by telephone, you

do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and

return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.